EXHIBIT 5.2



March 9, 2001



Structured Asset Mortgage Investments Inc.
245 Park Avenue
New York, NY  10167

           Structured Asset Mortgage Investments Inc.
           Mortgage Pass-Through Certificates and/or
           Mortgage-Backed Notes
           Registration Statement on Form S-3

Ladies and Gentlemen:

          We are counsel to Structured Asset Mortgage Investments, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Mortgage Pass-Through Certificates ("Certificates") and Mortgage-Backed Notes ("Notes"; collectively with Certificates, "Securities"), and the related preparation and filing of the Registration Statement on Form S-3 as an Exhibit to which this opinion letter is being filed (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates. The Notes are issuable in series under separate indentures (each such indenture, an "Indenture"), between an indenture trustee to be identified in the prospectus supplement for such series of Notes and an issuer to be formed, to be identified in the prospectus supplement for such series of Notes. Each Pooling and Servicing Agreement and Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

          In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

          In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or any secured parties, as to which laws we express no opinion herein.

          In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States and the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion herein with respect to the securities laws of any jurisdiction or any matter not specifically addressed in the opinions expressed below.

          Based upon and subject to the foregoing, it is our opinion that:

          1. Each Indenture, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

          2. Each series of Notes, assuming the authorization, execution and authentication thereof in accordance with the Indenture and the delivery thereof and payment therefor as contemplated in the Registration Statement and the prospectus delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of the Indenture.

          3. Each Pooling and Servicing Agreement, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

          4. Each series of Certificates, assuming the authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery and payment therefor as contemplated in the Registration Statement and the prospectus supplement and the prospectus contained therein delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

          5. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Certificates, is accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm that description as our opinion.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                            Very truly yours,

                                            THACHER PROFFITT & WOOD

                                            By /s/ Thacher Proffitt & Wood